UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post Effective Amendment No. 2
to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HERITAGE EXPLORATIONS, INC.

(Name of small business issuer in its charter)

NEVADA State or jurisdiction of incorporation or organization	1000 Primary Standard Industrial Classification Code Number	Applied For I.R.S. Employer Identification No.

Heritage Explorations, Inc.
130 South Brodie Street, Suite 510
Thunder Bay, ON P7B 6M3
Telephone:  807-626-9869
Facsimile: 807-626-9869

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
2470 Saint Rose Pkwy, Suite 304
Henderson, NV 89074
Telephone: 702-818-5898
Facsimile: 702-974-1444

(Name, address and telephone number of agent for service)

Approximate date of	as soon as practicable after the effective date of this
proposed sale to the public:	Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|     |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
| X |  333-139045

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|     |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
|     |

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	3,460,000 Shares	$0.10	$346,000	$37.02

(1)	Based on the last sales price on August 28, 2006.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November 29, 2006

PROSPECTUS
HERITAGE EXPLORATIONS, INC.
3,460,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: November 29, 2006

Table of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, we will not be able to complete planned exploration on the Strathy Township property or generate revenue	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- We need to continue as a going concern if our business is to succeed. Our independent auditor has raised sunstantial doubt about our ability to continue as a going concern	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the Strathy Township Property, we may not be able to successfully commence commercial production	7
- Because our President owns 41.95% of our outstanding stock, they could make and control corporate decisions that may be disadvantageous to other minority shareholders	7
- Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits his or her ability to sell the stock	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	13
Description of Securities	13
Interest of Named Experts and Counsel	14
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	14
Organization Within Last Five Years	15
Description of Business	15
Plan of Operations	22
Description of Property	22
Certain Relationships and Related Transactions	22
Market for Common Equity and Related Stockholder Matters	23
Executive Compensation	24
Financial Statements	24
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	36

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Strathy Township mineral property located in the Sudbury Mining Division of north-eastern Ontario, Canada. We have the option to acquire a 100% interest, subject to a 3.0% net smelter royalty and a 2% gross overriding royalty on diamond production, in the Strathy Township mineral property from Fred Blake of Temagami, Ontario.

Our objective is to conduct mineral exploration activities on the Strathy Township property in order to assess whether it possesses economic reserves of copper, zinc and silver. We have not yet identified any economic mineralization on the Strathy Township property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on September 30, 2005, under the laws of the state of Nevada. Our principal offices are located at 130 South Brodie Street, Suite 510, Thunder Bay, Ontario, Canada P7B 6M3. Our telephone number is (807) 626-9869.

The Offering:

Securities Being Offered	Up to 3,460,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 3,460,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	5,960,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

August 31, 2006

Cash	$14,394
Total Assets	$14,394
Liabilities	$6,453
Total Stockholders’ Equity	$7,914

Statement of Operations

From Inception
September 30, 2005 to August 31, 2006

Revenue	$-
Net (Loss)	$(21,059)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE STRATHY TOWNSHIP PROPERTY OR GENERATE REVENUE.

Our current operating funds are less than necessary to complete all intended exploration of the Strathy Township Property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Strathy Township Property. While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $8,400, we will need additional funds to complete the phase two program, which is estimated in total to cost $17,100, and further additional funds to complete the phase three program, which is estimated in total to cost $124,200 Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Strathy Township Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on September 30, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Strathy Township property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Strathy Township Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold or other valuable minerals is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Strathy Township Property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our Independent Registered Public Accounting firm on our audited financial statements as for the period ended August 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE STRATHY TOWNSHIP PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Strathy Township property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing valuable metals of commercial tonnage and grade, we will require additional funds in order to place the Strathy Township property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT OWNS 41.95% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our President owns approximately 41.95% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president Mr. Terry Desjardins intends to devote approximately 10% of his business time to our affairs. It is possible that the demands on Mr. Desjardins from his other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Desjardins may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.
Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,460,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

1.
3,460,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 28, 2006;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Pirrette Saunders 7 Neebig Avenue Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Mike McColgan 1 Deer Place, Apt. 12 Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Louise Wielgosch 68 Warbler Drive Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Nick Baker 1 Wendigo Avenue Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Natacsha Johnson 18 Flicker Street Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Terry Willcott 30 Sandpiper Avenue Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
William Canning 28 Sandpiper Avenue Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Jody Hache 12 Graham Drive Manitouwadge, ON P0T 2C0	250,000	250,000	Nil	Nil
Jeremy Jones 23 Barnett Avenue Manitouwadge, ON POT 2CO	150,000	150,000	Nil	Nil

Toni French 409 - 50 Mooregate Crescent Kitchener, ON N2M 5G6	150,000	150,000	Nil	Nil
David Hawrish 68 Warbler Drive Manitouwadge, ON P0T 2C0	150,000	150,000	Nil	Nil
Shane Ross 28 Partridge Avenue Manitouwadge, ON P0T 2C0	150,000	150,000	Nil	Nil
Peter Bigras 760 Peel Street Woodstock, ON	150,000	150,000	Nil	Nil
David McClary 80 Hemlo Drive Marathon, ON P0T 2E0	150,000	150,000	Nil	Nil
Gaetan Castilloux 42 Graham Crescent Marathon, ON P0T 2E0	150,000	150,000	Nil	Nil
Sarah Desjardins 13 Heron Drive Manitouwadge, ON P0T 2C0	150,000	150,000	Nil	Nil
Karen Smith 16 Redwing Avenue Manitouwadge, ON P0T 2C0	150,000	150,000	Nil	Nil
Dave Arola 8 Shingwauk Drive Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Danielle Tourout 7 Essa Place Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Mario Fugere 211 Clarke Avenue Geraldton, ON P0T 1M0	10,000	10,000	Nil	Nil
Julie Leclair 7 Neebig Avenue Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Mike Pintaric 535 Fourth Line West Sault Ste. Marie, ON P6L 5K8	10,000	10,000	Nil	Nil
James M. Pinsent 16 Redwing Avenue Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Leo Latinen 15 Heron Drive Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Sally Ann Wilson 13 Wabigoon Street Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Jessica Cashman 4 McDonald Street Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Cory Mania Bond 27 Matachewan Road Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil
Wesley Welsh 1 Deer Place, Apt. 12 Manitouwadge, ON P0T 2C0	10,000	10,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,960,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $6,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Terry Desjardins	51

Executive Officers:

Name of Officer	Age	Office
Terry Desjardins	51	President, Treasurer, Secretary and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ms. Terry Desjardins has acted as our president, treasurer, secretary, chief executive officer and as a director since our incorporation on September 30, 2005. Since February 2004 to present, Mr. Desjardins has been employed by Black River Logging, an independent forestry harvesting company where Mr. Desjardins operates a variety of mechanized forestry harvesting equipment. Prior to February 2004 Mr. Desjardins worked for the Williams Mine. The Williams Mine is a joint venture operation equally owned by Barrick Gold Corp. and Teck-Cominco Ltd., and operates one of Canada’s largest underground gold mines. Mr. Desjardins was a development miner and operated a variety of mechanized mining equipment.

Mr. Desjardins does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Desjardins intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Terry Desjardins 13 Heron Drive Manitouwadge, ON P0T 2C0	2,500,000	41.95%
Common stock	All officers and directors as a group that consists of one person	2,500,000	41.95%

The percent of class is based on 5,960,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 31, 2006, there were 5,960,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Stark Winter Schenkein & Co., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on September 30, 2005 under the laws of the state of Nevada. On that date, Terry Desjardins was appointed as our sole director. As well, Mr. Desjardins was appointed as our president, treasurer, secretary and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We have an option to acquire a 100% interest in the 2 mineral claim units known as the Strathy Township property. There is no assurance that a commercially viable mineral deposit exists on the Strathy Township property. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Strathy Township property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Strathy Township property in order to ascertain whether it possesses economic quantities of gold, silver or diamonds. There can be no assurance that an economic mineral deposit exists on the Strathy Township property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Strathy Township property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Strathy Township Property Option Agreement

On August 6, 2006, we entered into a mineral purchase and sale agreement with Frederick Blake of Temagami, Ontario, whereby he granted the company an option to acquire a total of two mining claim units located in the Sudbury Mining Division of Ontario, Canada. In order to exercise the option and acquire a 100% interest in these claims, we must pay to Mr. Blake a total of $40,000 as follows:

-	$2,500 immediately upon execution of this agreement by all parties, which we paid;
-	an additional $7,500 by January 6, 2008;
-	an additional $10,000 by January 6, 2009; and
-	an additional $20,000 by January 6, 2010.

We must also incur exploration work totalling at least $145,000 by January 6, 2011 on the Strathy Township property as follows:

-	$6,000 in expenditures on the property by August 6, 2007;
-	no less than a further $9,000 of expenditures to be incurred on the property by January 6, 2008;
-	no less than a further $25,000 of expenditures to be incurred on the property by January 6, 2009;
-	no less than a further $45,000 of expenditures to be incurred on the property by Juanuary 6, 2010;
-	no less than a further $60,000 of expenditures to be incurred on the property by January 6, 2011.

If we successfully exercise the option, our 100% interest will be subject to a 3% royalty interest in favour of Frederick Blake. A net smelter royalty is a percentage of the net amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, penalties and transportation costs.

Description, Location and Access

The Strathy Township property is located in west central Strathy Township, Sudbury Mining Division, northeastern Ontario, approximately 3.5 km north northeast from the town of Temagami, and 90 km north northwest from the city of North Bay. Geographical coordinates for the southeast property corner are 79o 46.8' west longitude by 47o 05.8' north latitude. The NTS designation is 31 M/4. The property consists of two, contiguous, 32 hectare single claim units, numbered 1118436 and 1179062, that were both recorded on January 9, 1992.

To acquire the 100% mineral rights to the claim Heritage must make staged payments to Frederick Blake totalling $40,000 by January 06, 2010, and undertake staged exploration expenses totalling $145,000 by January 06, 2011. Blake retains a 3% net smelter royalty, of which 2% may be purchased by Heritage at any time for $500,000 per 0.5%. In addition, Blake retains a 2% gross overriding royalty on diamond production from the property.

To satisfy government assessment regulations, and thus keep the claim in good standing, minimum eligible exploration expenses of $400 per claim unit must be incurred and filed with the MNDM on or before the second anniversary date of the claim, and on or before every anniversary date thereafter. The due date for the Heritage claims is January 9, 2009, by which time $800 must be incurred and filed.

The Strathy Township property is staked crown land with no history of any previous development. Accordingly, there are no environmental liabilities attached thereto. The claim has not been surveyed.

There are several provincial parks or conservation areas in proximity to the property. As well, there are homes and cottages on Net Lake. The existence of the parks, conservation areas and cottages should not have an impact on exploration activities on the property, but will need to be considered for future mining operations. The property is at the initial exploration stage. No work permits are required.

The property is accessed by following Highway 11 northward for about 1.7 kilometers to a bush road that connects with Highway 11 just north of Johnny Creek. The bush road continues to the northeast for about a kilometer before becoming passable only by all terrain vehicle (ATV). From there, ATV trails provide access to various points on the claims.

The area experiences a temperate climate with moderate to long cold winters and short hot summers. Total precipitation is about 1000 mm including some 3 - 4 m as snowfall. Break-up or freeze-up conditions may impinge upon exploration activities, but normally exploration and mining (both open pit and underground) may be conducted year round.

Supplies and services required for both exploration and mining may be acquired in North Bay (100 road km to the SSE), Sudbury (150 road km to the SSW and Timmins (260 road km to the NNW). A pool of professionals as well as skilled and semi skilled labour for both exploration and mining activities, and accustomed to work in remote locales, exists in these centres and the local smaller communities. The ONR railway line passes through Temagami, the nearest town with a population of about 1200 and a former mining centre. On the property, there is sufficient space for a mine, on site mill, all ancillary buildings, tailings pond, etc. Several water bodies on the property and in the immediate area could supply an adequate amount of water for milling operations.

There is no infrastructure on the property. Highway 11, the ONR rail line and a gas pipe line all pass in a north/south direction within 1km of the property, and a high voltage power line, part of the provincial grid, lies 3 km to the east southeast.

Topography on the property and in the general area is modestly rolling. Elevation ranges from ~310 m at to ~355 m at the property’s SE corner. In the past, logging operations have been conducted in the general region. Principal species present include white and black spruce, red and white pine, balsam fir, balsam poplar and white birch.

Mineralization

No mineral deposits nor occurrences are currently known to exists on the Strathy Township property. Although in the past 2 shallow shafts have been sunk within the property boundaries. The property is well located with respect to other gold occurrences in the immediate area. Moreover, a major fault/shear that is probably a splay from one of the faults in the regional Net-Vermillion deformation zone, has been mapped/interpreted as passing through the claims. Fyon and Crocket (1986) argue that the Net-Vermillion deformation zone has a high potential for gold mineralization.

Gold deposits of significance and other documented gold occurrences in proximity to the Heritage claims are listed in the tables below.

Gold Deposits in The Temagami Greenstone Belt

Name	Description	# on Fig. 13	Resource

Beanland (2)	Au-bearing quartz vein network in mafic volcanic rocks	N 0063	11,445 t @ 9.3 g/t Au & 61.7 g/t Ag

Hermiston-McCauley (2)	Quartz veins in altered Quartz diorite sill.	N 0060	8,160 t @ 17.2 g/t Au

Manitoba and Eastern (1)	Discontinuous gold arsenide mineralization in quartz veins in mafic volcanics.	N 0059	300,000 t @ 7.54 g/t Au
From
1 - MNDM Mineral deposit index files.
2 - Jabubek et al., 1989 : MR 223

Other Gold occurrences in proximity to the Heritage Property

Name	Description	Significant Assays

Long Lac Adair	quartz vein cutting “cherty” iron formation	assay values to 12 g/t Au

Big Dan	600 m long N-S zone mineralized aspy, py, cpy; minor production prior to 1906	best assays 21.9 g/t Au & 384 g/t Ag over 0.4m

Sey-Burt	sulphides in quartz veins	assays to 64.8 g/t Au over 0.46m

Oslund-Hurst	gold with pyritized iron formation & quartz-carbonate altered felsic volcanics	grab sample assayed 0.69 g/t Au

Timagami		best assay 19.2 g/t Au over 1.6m

Canada-Thomas	mineralized quartz veins	best assay 2.4 g/t Au

Milne, J.	60m long quartz vein mineralized with aspy	assays to 20 g/t Au

No kimberlite bodies have as yet been located on the property, however, a cluster of 17 kimberlites are known to the north of Strathy Township in the Cobalt-New Liskeard area. The facts that a) Strathy Township lies within the Timiskiming Structural Zone and b) a nest of Keating anomalies are situated within the claims are positive indicatins for the potential existence of kimberlite (the host rock of diamonds) on the property.

Exploration History

General

Strathy Township has been prospected since at least the 1880's. In 1898, significant deposits of iron ore were discovered in southern Chambers and Strathy Townships. The Big Dan gold occurrence, which was discovered prior to 1906, is located just east of the property. This occurrence was described in detail by Knight (1920).

On May 8, 1978 a large potion of northeastern Ontario, including Strathy Township, was withdrawn from staking and prospecting due to a dispute over land ownership (the Bear Island Indian Land Caution). The Caution was eventually lifted on September 17, 1996. While the Caution was in effect, exploration within its boundaries was limited to patented or leased claims only.

Previously, several companies have conducted exploration activities on all or parts of the land now held under option by Heritage. Records in the assessment files in the Kirkland Lake Resident Geologist’s office for exploration work performed on or in the immediate area of the property were reviewed, and are summarized below. To date, no mineral deposit has been delineated on the property, and consequently, there has been no production from the property nor any reserve or resource calculated.

Company / Individual Reports

1952 - 1953	Mining Geophysics Corp. Ltd. : (MGC) [Cobalt file CO-1991]

MGC’s 3 claim (3 claim unit), named the “Big Three Property”, included the 2 claims now held by Heritage. In 1952, magnetic and spontaneous potential (SP) surveys were conducted along north/south lines spaced at 91 m (300') intervals.

Trenching and/or stripping was undertaken at 4 locales on the southern claim. Nine short holes totalling 106 m (348') were drilled at two of these areas.

1965	United Reef Petroleums Limited : (United Reef)

United Reef held the property at the time they worked the Big Dan Mine. Whether any work was conducted at that time on the present claims is unknown.

1970	J.A. Jones : (Jones)

Jones held a property of 6 claims (Bennett, 1978). It is unknown if any work was undertaken.

1994 -1997	F. Blake : (Blake) [ Cobalt files CO-1992, 1994,1995 & 2327]

Blake staked the current 2 claims in 1992 and between 1994 and 1997 trenched/stripped 3 different areas on the claims, and contracted geological and geophysical (magnetic and VLF electromagnetic) surveys over the entire property.

1997	Wabana Explorations Inc. : (Wabana) [Cobalt files 2286 & 2448]

Wabana’s Net Lake property totalled 10 claims (15 claim units) including the current two claims which formed the southern extent of the property. An induced polarization survey was contracted to and conducted by Sigma Geophysics Inc.

Government Reports and Other Data

A synopsis of government maps and reports pertinent to the area in general and the property in particular are listed below.

1919 - 1920	Ontario Department of Mines : (ODM)

1934 - 1935	Ontario Department of Mines : (ODM)

1941	Ontario Department of Mines : (ODM)

1959 - 1960	Geological Survey of Canada : (GSC)

1969 - 1972	Ontario Geological Survey : (OGS)

1974 - 1975	Ontario Geological Survey : (OGS)

1983 - 1984	Ontario Geological Survey : (OGS)

1987	Ontarion Geological Survey : OGS

1992 - 1993	Ontario Geological Survey : (OGS)

2000 - 2001	Ontario Geological Survey : (OGS)

Other

1974	A.C. Colvine : (Colvine)

Geological Report

We retained Mr. James G. Burns B.Sc., P.Eng., a geologist based in Timmins, Ontario, to complete an evaluation of the Strathy Township property and to prepare a geology report on the claim.

Based on his review, Mr. Burns concludes that the Strathy Township property warrants further exploration due to the potential for gold and the potential the potential for diamonds on the property.

Mr. Burns recommends a three-phase exploration program for the Strathy Township Property. Phase I is to include gridding the entire property in both north-south and east-west directions at 50-meter line spacings, and conducting detailed VLF-EM and magnetometer surveys in order to define structures and elineate any features that may be indicative of a kimberlite body. This work can be undertaken at any time and is estimated to cast $8,400. Phase II entails the completion of an induced polarization (IP) survey and a mobile metal ion (MMI) geochemical survey on 100-meter line spacings in both directions over the entire property. The purpose for the IP survey is to locate zones of high chareabliity related to sulphide mineralization accompanying gold deposition. The MMI survey is to be geared towards locating both gold and kimberlite targets. These surveys are best undertaken during the snow and ice free months. It is estimated that this phase will cost $17,100.

Table 1 - Proposed Exploration Budget

Phase I

Linecutting: 12.8 kilometers @ $340/km	4,080
VLF-EM and Mag surveys:12.8 kilometers @ $170/km	2,180
Interpretation & Reporting : allow	2,140
Total	$8,400

Phase II

IP survey:allow 7 kilometers @ $1,080/km	7,550
MMI survey: allow 150 samples @ $45/sample	6,750
Interpretation & Reporting : allow	2,800
Total	$17,100

Phase III

Core drilling, 1200meters @ $68/m	82,000
Assays,
allow 40 samples for gold @ $55/sample	2,200
allow 10 samples for diamonds @ $630/sample	6,300
Core logging/Supervision, 35 days @ $425/day	14,875
Lodging, 35 days @ $110/day	3,850
Transport	1,700
Misc. Expenses	1,700
Sub-Total	112,625
10% contingency	11,575
Total	$124,200

Total - All Phases	$149,700

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;

-	Dust generation will have to be minimal or otherwise re-mediated;

-	Dumping of material on the surface will have to be re-contoured and re-vegetated;

-	An assessment of all material to be left on the surface will need to be environmentally benign;

-	Ground water will have to be monitored for any potential contaminants;

-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Strathy Township property consisting of linecutting followed by detailed geophysical surveys, geochemical soil sampling. We anticipate that these exploration programs will cost approximately $25,000. To date, we have not commenced exploration on the Strathy Township property.

We plan to commence the phase one exploration program on the Strathy Township property in the winter of 2007. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the summer of 2007. This program will take approximately one month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $10,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover some of these anticipated expenses, we will require additional funding in order to proceed with the completion of the recommended exploration on the Strathy Township. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through August 31, 2006

We have not earned any revenues from our incorporation on September 30, 2005 to August 31, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Strathy Township property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Strathy Township property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $21,059 for the period from our inception on September 30, 2005 to August 31, 2006. These operating expenses were comprised of general and administration expenses of $21,059.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have an option to acquire a 100% interest in the mineral exploration rights relating to the Strathy Township. We do not own any real property interest in the Strathy Township property or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our promoters, Terry Desjardins;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after March 28, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 59,600 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.
Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on September 30, 2005 to August 31, 2006 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restr Stock Awarded	Options/SARS (#)	LTP payouts ($)
Terry Desjardins	Pres, Tres, Sec CEO, & Dir	2006	$5,000	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We paid Mr. Desjardins $5,000 as a one time payment for his services as president, secretary, treasurer and sole director of the company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements as of and for the period ended August 31, 2006, including:

a.	Balance Sheet;

b.	Statement of Operations;

c.	Statement of Stockholders’ Equity;

d.	Statement of Cash Flows; and

e.	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Heritage Explorations, Inc.

We have audited the accompanying balance sheet of Heritage Explorations, Inc. (an exploration stage company) as of August 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period September 30, 2005 (inception) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heritage Explorations, Inc. (an exploration stage company) as of August 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period September 30, 2005 (inception) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a loss from operations and anticipates further losses in the development of its business. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
October 3, 2006

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
August 31, 2006

ASSETS

CURRENT ASSETS
Cash	$14,394

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,453

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized 5,960,000 shares issued and outstanding	5,960
Additional paid in capital	23,040
(Deficit) accumulated during the exploration stage	(21,059)
7,941

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,394

See the accompanying notes to the financial statements.

HERITAGE EXPLORATIONS,INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
SEPTEMBER 30, 2005 (INCEPTION) TO AUGUST 31, 2006

Revenues	$-

Expenses:
Mineral property expenses	2,500
General and administrative expenses	18,559
21,059

Net (loss) before income taxes	(21,059)

Income taxes	-

Net (loss)	$(21,059)

Weighted average common shares outstanding - basic and diluted	2,204,328

Net (loss) per common share - basic and diluted	$(0.01)

See the accompanying notes to the financial statements.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
SEPTEMBER 30, 2005 (INCEPTION) TO AUGUST 31, 2006

				(DEFICIT)
				ACCUMULATED
			ADDITIONAL	DURING THE
	COMMON STOCK		PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance - September 30, 2005 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash at $.001	4,500,000	4,500	-	-	4,500

Issuance of common stock for cash at $.01	1,350,000	1,350	12,150	-	13,500

Issuance of common stock for cash at $.10	110,000	110	10,890	-	11,000

Net loss for the period	-	-	-	(21,059)	(21,059)

Balance - August 31, 2006	5,960,000	$5,960	$23,040	$(21,059)	$7,941

See the accompanying notes to the financial statements.

HERITAGE EXPLORATIONS, INC
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
SEPTEMBER 30, 2005 (INCEPTION) TO AUGUST 31, 2006

Cash flow from operating activities:
Net (loss)	$(21,059)
Adjustments to reconcile net (loss) to net cash (used in) by operating activities:
Increase in accounts payable and accrued expenses	6,453
Net cash (used in) operating activities	$(14,606)

Cash flows from investing activities:
Net cash provided by investing activities	-

Cash flows from financing activities:
Issuance of capital stock for cash	29,000
Net cash provided by financing activities	29,000

Increase in cash	14,394

Cash - beginning of period	-

Cash - end of period	$14,394

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

See the accompanying notes to the financial statements.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

NOTE 1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on September 30, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company has been granted an option to a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $21,059, and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company’s has selected August 31st as its fiscal year end.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its formation on September 30, 2005, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2006. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair value or they are payable on demand.

Impairment of Long Lived Assets

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.

Segment Reporting

The Company follows SFAS 131, “Disclosures About Segments of an Enterprise and Related information.” The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Income Taxes

The Company follows SFAS 109, "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

Recent Pronouncements

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment.” SFAS 123(R) amends SFAS 123, “Accounting for Stock-Based Compensation,” and APB Opinion 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)’s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - ‘Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140’

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:
a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - ‘Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140’

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when anti-dilutive, common stock equivalents, if any, are not considered in the computation.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

NOTE 3. MINERAL PROPERTY

Pursuant to a mineral property option agreement (the “Agreement”) dated August 6, 2006, the Company was granted an option to acquire a 100% undivided right, title and interest of a total of two mineral claim units, located in Strathy Township in the Sudbury Mining Division of Ontario, Canada for:

a) Cash payments totaling $40,000 as follows:

-	$2,500 upon execution of the Agreement (paid);
-	an additional $7,500 by January 6, 2008;
-	an additional $10,000 by January 6, 2009;
-	an additional $20,000 by January 6, 2010;

b) Expenditure Commitments

Incurring exploration and development work on the claim totaling at least $145,000 by June 6, 2011, as follows:

-	$6,000 in expenditures on the claim by August 6, 2007;
-	an additional $9,000 in expenditures on the claim by January 6, 2008;
-	an additional $25,000 in expenditures on the claim by January 6, 2009;
-	an additional $45,000 in expenditures on the claim by January 6, 2010; and
-	an additional $60,000 in expenditures on the claim by January 6, 2011.

c) Royalty Payments

On the date commercial production commences, the Company shall pay the optionor 3% of net smelter returns. The Company shall be entitled to, but under no obligation whatsoever, purchase up to 2% of the 3% royalty from the optionor at a rate of $500,000 per 0.5% of net smelter return. The Company shall have no obligation whatsoever to place the Property into commercial production.

d) Assessment Work

Paying to the optionor, or on the optionor’s behalf all claim payments and assessment work required to keep the claim and the option in good standing during the term of the Agreement.

In addition, the Company will pay a gross overriding royalty equal to 2% of the average appraised value of all gem and industrial diamonds recovered, sorted and graded from the property.

NOTE 4. COMMON STOCK

The total number of authorized shares of common stock that may be issued by the Company is 75,000,000 with a par value of $0.001 per share.

HERITAGE EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

During the period from September 30, 2005 (Inception) to August 31, 2006, the Company issued 5,960,000 common shares for total cash proceeds of $29,000.

There were no outstanding stock options or warrants at August 31, 2006.

NOTE 5. INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $21,059 which expire in 2026. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at August 31, 2006, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net operating (loss)	$(21,059)
Statutory tax rate	34%
Effective tax rate	-
Deferred tax asset	7,160
Valuation allowance	(7,160)

Net deferred tax asset	$-

Changes In And Disagreements With Accountants on Accounting and
Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until the acceptance date of this registration statement, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$37.02
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$3,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$500.00
Total	$6,037.02

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to our president, secretary and treasurer, Terry Desjardins and eight other individuals on March 28, 2006. The total amount received from this offering was $4,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Terry Desjardins	2,500,000
Pierrette Saunders	250,000
Jody Hache	250,000
Mike McColgan	250,000
Natacsha Johnson	250,000
Louise Wielgosch	250,000
Terry Wilcott	250,000
William Canning	250,000
Nick Baker	250,000

We completed an offering of 1,350,000 shares of our common stock at a price of $0.01 per share to a total of nine purchasers on August 4, 2006. The total amount received from this offering was $13,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Peter Bigras	150,000
Toni French	150,000
Gaetan Castilloux	150,000
Jeremy Jones	150,000
Sarah Desjardins	150,000
David McClary	150,000
David Hawrish	150,000
Shane Ross	150,000
Karen Smith	150,000

We completed an offering of 110,000 shares of our common stock at a price of $0.10 per share to a total of eleven purchasers on August 28, 2006. The total amount received from this offering was $11,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Mike Pintaric	10,000
Dave Arola	10,000
Julie Leclair	100,000
Mario Fugere	10,000
Danielle Tourout	10,000
Wesley Welsh	10,000
James M. Pinsent	10,000
Sally Ann Wilson	10,000
Leo Lahtinen	10,000
Jessica Cashman	10,000
Cory Mania Bond	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal opinion of Timothy S. Orr, with consent to use*
10.1	Mineral property option agreement dated August 6, 2006 *
23.1	Consent of Stark Winter Schenkein and Co, LLP, Certified Public Accountants*
23.2	Consent of James G. Burns, B.Sc., P.Eng., geological consultant, with consent to use*
99.1	Strathy Township Property location map*

*  Filed previously

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

b.	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

d.	any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Thunder Bay, Province of Ontario on February 6, 2007.

Heritage Explorations, Inc.

By:/s/ Terry Desjardins
Terry Desjardins
President, Chief Executive Officer, Secretary, Treasurer, principal financial officer, principal accounting officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Terry Desjardins Terry Desjardins	President, Chief Executive Officer, Secretary, Treasurer, principal financial officer, principal accounting officer and Director	February 6, 2007